Exhibit 99.1

Cascadian Therapeutics Announces Changes to Board of Directors

SEATTLE, March 13, 2017 – Cascadian Therapeutics, Inc. (NASDAQ:CASC), a clinical-stage biopharmaceutical company, today announced that Robert W. Azelby has been appointed to the Company’s Board of Directors. Mr. Azelby is a biotechnology and pharmaceutical industry veteran. He currently serves as Executive Vice President and Chief Commercial Officer of Juno Therapeutics. The Company also announced that Richard L. Jackson, Ph.D. retired from the Board as of March 8, 2017.

“I would like to thank Dr. Jackson for his years of service as a director and welcome Mr. Azelby to the team,” said Dr. Christopher S. Henney, Chairman of Cascadian Therapeutics’ Board of Directors. “Mr. Azelby’s background in product development, market access and commercial operations will provide a strong addition to our Board.”

“I am delighted to join Cascadian Therapeutics’ Board of Directors and offer my experience at this pivotal time while the Company advances tucatinib into late-stage development,” said Mr. Azelby.

Robert Azelby has served as Chief Commercial Officer at Juno Therapeutics since November 2015. Prior to Juno, he was with Amgen for 15 years, serving most recently as Vice President and General Manager of Amgen’s $6 billion U.S. Oncology business.

About Cascadian Therapeutics

Cascadian Therapeutics is a clinical-stage biopharmaceutical company dedicated to developing innovative product candidates for the treatment of cancer. The lead product candidate, tucatinib, is an oral, selective small molecule HER2 inhibitor. Cascadian Therapeutics is conducting a randomized, double-blind controlled pivotal clinical trial called HER2CLIMB, which is comparing tucatinib vs. placebo in combination with capecitabine and trastuzumab in patients with locally advanced or metastatic HER2-positive breast cancer with and without brain metastases, who have previously been treated with a taxane, trastuzumab, pertuzumab and T-DM1. Additional details on HER2CLIMB can be found at www.clinicaltrials.gov (Identifier: NCT02614794) or www.HER2CLIMB.com. For more information, please visit www.cascadianrx.com.

Forward-Looking Statements

In order to provide Cascadian Therapeutics’ investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Cascadian Therapeutics’ expectations regarding clinical development activities and potential benefits of tucatinib.

Forward-looking statements involve risks and uncertainties related to Cascadian Therapeutics’ business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Cascadian Therapeutics’ actual results to differ materially from those projected in forward-looking statements, including the risks associated with the costs and expenses of developing its product candidates, the adequacy of financing and cash, cash equivalents and investments, changes in general accounting policies, general economic factors, achievement of the results it anticipates from its preclinical development and clinical trials of its product candidates and its ability to adequately obtain and protect its intellectual property rights. Although Cascadian Therapeutics believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Cascadian Therapeutics’ risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Except as required by law, Cascadian Therapeutics does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

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Investor and Media Contact:

Monique Greer

Cascadian Therapeutics

206-801-2107

mgreer@cascadianrx.com